RESEARCH COLLABORATION AND LICENSE AGREEMENT

This Research Collaboration and License Agreement (the “Agreement”) is entered into as of the 13th day of January 2010 (the “Effective Date”) by and between GenVec, Inc., a Delaware corporation, having an office at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 (“GenVec”), and Novartis Institutes for BioMedical Research, Inc., a Delaware corporation having an office at 250 Massachusetts Avenue, Cambridge, Massachusetts 02139 (“Novartis”).

INTRODUCTION

1.	GenVec has developed Adenovectors (defined below), Atonal Vectors (defined below) and Gene Fragments (defined below) and possesses certain intellectual property relating thereto.

2.
Novartis desires to exclusively license from GenVec such intellectual property for the purpose of researching, developing and commercializing Products (defined below), and GenVec desires to grant such a license to Novartis in accordance with the terms and conditions of this Agreement.

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Novartis and GenVec agree as follows:

1.	DEFINITIONS

When used in this Agreement, each of the following terms, whether used in the singular or plural, shall have the meanings set forth in this Section 1.

1.1             “Accounting Standards” means, with respect to GenVec, US GAAP (United States Generally Accepted Accounting Principles), and means, with respect to Novartis, the IFRS (International Financial Reporting Standards), in each case, as generally and consistently applied throughout the Party’s organization.

1.2             “[*]” shall mean [*].

1.3             “Adenovectors” shall mean the vectors listed in Exhibit A and any derivatives of the foregoing that are Controlled by GenVec or its Affiliates.

1.4             “Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party.  For the purpose of this definition, “control” shall mean, direct or indirect, ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.  In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.  In the case of Novartis, “Affiliates” shall also expressly be deemed to include the Novartis Institute for Functional Genomics, Inc., the Friedrich Miescher Institute for Biomedical Research and their respective Affiliates.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

1.5             “Annual Net Sales” means the Net Sales of a Covered Product in the Territory during a Calendar Year.

1.6             “Atonal Vector” means an Adenovector comprising a Gene Fragment.

1.7             “[*] License Agreement” means the Exclusive License Agreement between GenVec and [*], as amended by the First Amendment thereto dated J[*], and as may be further amended after the Effective Date in accordance with Sections 2.1 and 11.3.

1.8             “[*] Patent Rights” means all Patent Rights licensed to GenVec under the [*] License Agreement.

1.9             “Business Day” means any day other than a Saturday or a Sunday on which the banks in both Boston, Massachusetts and Gaithersburg, Maryland are open for business.

1.10           “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.11           “Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31.  For purposes hereof, the period from the Effective Date through December 31, 2010 shall be deemed the first (1st) Calendar Year.

1.12           “CFR” means the United States Code of Federal Regulations.

1.13           “Clinical Trial” means a Phase I Clinical Trial, a Phase IIb Clinical Trial or a Phase III Clinical Trial.

1.14           “Commercially Reasonable Efforts” means the expenditure of those efforts and resources used consistent with the usual practice of Novartis in pursuing development or commercialization of its other similar pharmaceutical products with similar market potential and at a similar stage in development.

1.15           “Competing Product” means any pharmaceutical or biologic composition used in or for the treatment of hearing loss or vestibular disorders, including any biogeneric or biosimilar products.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

1.16          “Confidential Information” means, with respect to a Party (the “Disclosing Party”), information, regardless of the form in which that information is constituted, which (a) is treated by the Disclosing Party as confidential; and (b) relates either directly or indirectly to the business of such Disclosing Party or its Affiliates or the Third Party from whom the Disclosing Party received such information.

Confidential Information of the Disclosing Party excludes any information that the other Party (the “Receiving Party”) can establish by written records or other written evidence:

  (i)           was known by the Receiving Party prior to the receipt from the Disclosing Party;

  (ii)          was disclosed to the Receiving Party by a Third Party having the right to do so;

  (iii)        was, or subsequently became, publicly known through no fault of the Receiving Party, its Affiliates or any of the officers, directors, employees or agents of the Receiving Party or its Affiliates; or

  (iv)          was concurrently or subsequently developed by personnel of the Receiving Party without having had access to the Disclosing Party’s Confidential Information.

1.17           “Control” or “Controlled” means, with respect to any Intellectual Property Right, the possession of the right (whether by ownership, license or otherwise (other than pursuant to a license granted under this Agreement)), to assign, or grant a license, sublicense or other right to or under, such Intellectual Property Right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.18           “Cover”, “Covered” or “Covering” means, with respect to a patent, that, in the absence of a license granted to a Person under a Valid Claim included in such patent, the research, development, use, making, having made, marketing, offer for sale, sale, having sold, distribution, importation or exportation by such Person of an invention claimed in such patent would infringe such Valid Claim.

1.19           “Covered Product” means any Product, the research, development, use, making, having made, marketing, offer for sale, sale, having sold, distribution, importation or exportation of which by Novartis, its Affiliates or its Sublicensees in the Territory is Covered by a Valid Claim included in the Product Patent Rights.

1.20           “EMEA” means the European Medicines Agency or any successor entity thereto.

1.21           “Executive Officer” means, with respect to GenVec, GenVec’s Chief Executive Officer, and with respect to Novartis, the Global Head, Strategic Alliances of NIBR.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

1.22           “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.23           “Field” means all fields of use.

1.24           “First Commercial Sale” means, with respect to a Product, the first sale of such Product by or under the authority of Novartis, an Affiliate of Novartis, or their licensees or sublicensees to a Third Party in a country following Regulatory Approval of such Product in that country or, if no such Regulatory Approval or similar approval is required, the date upon which such Product is first commercially sold in such country; provided that First Commercial Sale shall not include any distribution or other sale solely for so-called treatment investigational new drug sales, named patient sales, compassionate or emergency use sales or pre-license sales.

1.25           “First Indication” means hearing loss Indications in humans.

1.26           “First Patient First Visit” means, with respect to a Covered Product, the administration of the first dose of such Covered Product to the first patient at such patient’s first visit in a Phase I Clinical Trial, Phase IIb Clinical Trial or Phase III Clinical Trial, as applicable.

1.27           “FTE”  means the equivalent of the work of one (1) GenVec scientist, full time for one year, which equates to one thousand nine hundred twenty (1920) hours per year of work on or directly related to the Research Collaboration.  Overtime and work on weekends, holidays and the like shall not be counted with any multiplier (i.e., time-and-a-half or double time) toward the number of hours that are used to calculate the number of FTEs under this Agreement.  GenVec shall ensure that each FTE assigned to the Research Collaboration has the appropriate level of expertise, experience, training and, where applicable, licenses, necessary to perform the Research Collaboration.  For the avoidance of doubt, FTE activities shall be restricted to the performance and oversight of scientific work related directly to the Research Collaboration and shall exclude time spent on administrative work and time spent in travel.  For purposes of clarity, a single individual who works more than one thousand nine hundred twenty (1920) hours in a single year shall be treated as one FTE regardless of the number of hours worked.

1.28           “FTE Rate” means a rate per FTE equal to [*] (which may be prorated on a daily or hourly basis as necessary) with respect to Research Collaboration activities conducted pursuant to this Agreement.  “FTE Rate” includes direct and indirect costs of internal scientific, medical, technical or commercial personnel (including personnel and travel expenses, but, for the avoidance of doubt, does not include the costs of managerial, financial, legal or business development personnel).

1.29           “Gene Fragments” means (i) animal atonal genes or gene fragments, (ii) human atonal genes (HATH1) or gene fragments, and (iii) nucleic acid encoding an atonal protein polypeptide or peptide.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

1.30           “GenVec Indemnitees” means GenVec, its Affiliates, and the agents, directors, officers and employees of GenVec and its Affiliates.

1.31           “GenVec IP” means, collectively, Product IP and Production IP, and specifically excludes Research Collaboration IP and Joint IP.

1.32           “GenVec Know-How” means all Product Know-How and Production Know-How.

1.33           “GenVec Patent Rights” means all Product Patent Rights and Production Patent Rights.  The GenVec Patent Rights that exist as of the Effective Date are set forth in Exhibit B.  For the avoidance of doubt, the Patent Rights Controlled by GenVec include the [*] Patent Rights.

1.34           “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.35           “IND” means an Investigational New Drug Application or similar foreign application or submission for approval to conduct human clinical investigations.

1.36           “Indication” means any disease, condition or syndrome.

1.37           “Intellectual Property Rights” means Patent Rights, Know-How, trade secret rights, copyrights, trademarks and other forms of proprietary rights.

1.38           “Joint IP” means Joint Know-How, Joint Patent Rights and any other Intellectual Property Rights covering the Joint Know-How.  Joint IP specifically excludes Research Collaboration IP and GenVec IP.

1.39           “Joint Know-How” means all Know-How invented, developed, conceived, reduced to practice or authored jointly by or on behalf of Novartis and its Affiliates, on the one hand, and GenVec and its Affiliates, on the other hand, during the Term and in course of researching, developing, using, making, having made, marketing, offering to sell, selling, having sold, distributing, importing, exporting or otherwise commercializing Atonal Vectors, Gene Fragments and/or Products.

1.40           “Joint Patent Rights” means all Patent Rights throughout the world covering the Joint Know-How.

1.41           “Know-How” means any information, ideas, data, inventions, works of authorship, materials (including biological and chemical materials), trade secrets or technology  whether or not proprietary or patentable, all to the extent not covered by Patent Rights, and whether stored or transmitted in oral, documentary, electronic or other form, including all Regulatory Documentation.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

1.42           “Law” means any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law, of any federal, national, multinational, state, provincial, county, city or other political subdivision.

1.43           “Loss of Market Exclusivity” means with respect to any Product in the relevant country, (a) the Net Sales of such Product in that country in any Calendar Year are less than [*] of the Product’s highest level of Net Sales in such country in any preceding Calendar Year, and (b) the decline in such sales is reasonably attributable in material part to the marketing or sale in such country of a Competing Product by Third Parties in such country, as measured in the local currency, and which Competing Product sales are evidenced by independent market data, such as that published by IMS.

1.44           “Major EU Countries” means France, Germany, Italy, Spain and the United Kingdom.

1.45           “Net Sales” means the net sales invoiced by Novartis or any of its Affiliates or Sublicensees for any Product sold to Third Parties other than Sublicensees in bona fide, arms length transactions, as determined in accordance with Novartis’ Accounting Standards as consistently applied, less a deduction of [*] for direct expenses related to the sales of Product, distribution and warehousing expenses and uncollectible amounts on previously sold products.  With respect to the calculation of Net Sales:

 (a)          Net Sales only include the value charged or invoiced on the first arm’s length sale to a Third Party; any sales between or among Novartis and its Affiliates and Sublicensees shall be disregarded for purposes of calculating Net Sales;

 (b)          If a Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under Novartis’ Accounting Standards are met;

 (c)          If a Product is sold or otherwise disposed for value (such as barter or counter trade) other than in an arm’s length transaction exclusively for money, Net Sales will be calculated on the value of the non-cash consideration received or the fair market price (if higher) of the Product in the country of sale or disposal;

 (d)          In the event the Product is sold in a finished dosage form containing the Product in combination with one or more other active ingredient(s) (a “Combination Product”), the Net Sales will be calculated by multiplying the net sales of the Combination Product (calculated as above) by the fraction, A/(A+B) where A is the weighted average sale price (by sales volume) in the relevant country of the Product as the sole active ingredient in finished form, and B is the weighted average sale price (by sales volume) in that country of the product(s) containing the other component(s) as the sole active ingredient(s) in finished form.  If the weighted average sale price cannot be determined for the Product and other product(s) containing such other active ingredient(s), the calculation of Net Sales for Combination Products will be agreed by the Parties based on the relative value contributed by each component (each Party’s agreement not to be unreasonably withheld or delayed).

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

1.46           “Novartis Indemnitees” means Novartis, its Affiliates, and the agents, directors, officers and employees of Novartis and its Affiliates.

1.47           “Party” means GenVec or Novartis and “Parties” means GenVec and Novartis.

1.48           “Patent Rights” means (a) any patents and certificates of invention; (b) patent applications (including provisional applications); (c) all patents and patent applications issuing from, based on or corresponding to any of the foregoing; (d) any substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals and foreign counterparts thereof; and (e) all patents or patent applications claiming the priority date(s) of any of the foregoing.

1.49           “Patent Term Extension” means any patent term extension, adjustment or restoration or supplemental protection certificates.

1.50           “Person” means any individual, corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, or any other entity or body.

1.51           “Personal Information” means any information that can be used to identify, describe, locate or contact an individual, including (a) name or initials; (b) home or other physical address; (c) telephone number; (d) email address or online identifier associated with the individual; (e) social security number or other similar government identifier; (f) employment, financial or health information; (g) information specific to an individual’s physical, physiological, mental, economic, racial, political, ethnic, ideological, cultural or social identity; (h) photographs; (i) dates relating to the individual (except years alone); (j) financial account numbers; (k) genetic material or information; (l) business contact information and (m) any other information relating to an individual that, alone or in combination, with any of the above, can be used to identify an individual.

1.52           “Phase I Clinical Trial” means any clinical study conducted on sufficient numbers of human subjects to establish that the Product is reasonably safe for continued testing and to support its continued testing in clinical trials.  “Phase I Clinical Trial” shall include any clinical trial that would satisfy requirements of 21 C.F.R. § 312.21(a) or its non-United States equivalent.

1.53           “Phase IIb Clinical Trial” means a human clinical trial of a Product that is intended to evaluate the effectiveness of such Product in human patients for purposes of identifying the appropriate dose for a Phase III Clinical Trial for a particular Indication or Indications in human subjects with the disease or Indication under study or that would otherwise satisfy the requirements of 21 CFR 312.21(b) or its non-United States equivalent.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

1.54           “Phase III Clinical Trial” means a human clinical trial of a Product in patients, which trial is designed to: (a) establish that a Product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Product in the dosage range to be prescribed; (c) support Regulatory Approval of such Product; and (d) be consistent with 21 CFR § 312.21(c) or its non-United States equivalent.

1.55           “Prior Confidentiality Agreement” means the Confidentiality Agreement by and between the Parties, dated June 4, 2009, as amended October 5, 2009.

1.56           “Product” means a composition or therapy in the Field that contains, incorporates or employs either of (a) an Atonal Vector; or (b) a Gene Fragment.

1.57           “Product IP” means all Product Know-How and Product Patent Rights.

1.58           “Product Know-How” means all Know-How in the Territory that (a) is Controlled by GenVec or any of its Affiliates as of the Effective Date or during the Term, and (b) (i) consists of or relates to Gene Fragments, Atonal Vectors, Adenovectors or Products and/or (ii) is necessary or useful for the exercise of the Product Patent Rights.

1.59           “Product Patent Rights” means all Patent Rights that (a) are Controlled by GenVec or any of its Affiliates as of the Effective Date or during the Term; and (b) Cover Gene Fragments, Atonal Vectors, Adenovectors or Products.

1.60           “Product IP Royalty Term” means, with respect to a Covered Product and a country, the period of time beginning with the First Commercial Sale of such Covered Product in such country and continuing until the earlier of (a) the expiration of the last Valid Claim of the Product Patent Rights Covering the manufacture, use or sale of such Covered Product in such country, and (b) the first day of the Calendar Year following a Calendar Year in which there is a Loss of Market Exclusivity in such country.

1.61           “Production IP” means all Production Know-How and Production Patent Rights.

1.62           “Production Know-How” means all Know-How in the Territory that (a) is Controlled by GenVec or any of its Affiliates as of the Effective Date or during the Term, and (b) is reasonably necessary or useful for researching, developing, using, making, having made, marketing, offering to sell, selling, having sold, distributing, importing, exporting or otherwise commercializing Adenovectors, Gene Fragments or Products, including the[*] master cell bank and the master viral bank(s) Controlled by GenVec; provided that Production IP specifically excludes Joint Know-How, Research Collaboration IP and Product Know-How.

1.63           “Production Patent Rights” means all Patent Rights in the Territory that (a) are Controlled by GenVec or any of its Affiliates as of the Effective Date or during the Term, and (b) are reasonably necessary or useful for researching, developing, using, making, having made, marketing, offering to sell, selling, having sold, distributing, importing, exporting or otherwise commercializing Adenovectors, Gene Fragments or Products; provided that Production Patent Rights specifically excludes Joint Patent Rights, Research Collaboration IP and Product Patent Rights.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

1.64           “Production IP Royalty Term” means, with respect to a Product and a country, the period of time beginning with the expiration of the Product IP Royalty Term and continuing five (5) years thereafter.

1.65           “Regulatory Approval” means, with respect to a Product in any country or jurisdiction, any approval (including when applicable approval for clinical trials and where required or necessary, as a matter of reasonable commercial practice, pricing and reimbursement approvals), registration, license or authorization from a Regulatory Authority in a country or other jurisdiction that is necessary to market and sell such Product in such country or jurisdiction.

1.66           “Regulatory Authority” means any governmental agency or authority responsible for granting Regulatory Approvals for Products, including the FDA, EMEA and any corresponding national or regional regulatory authorities.

1.67           “Regulatory Documentation” means, with respect to a Product, all INDs, Regulatory Approvals, pre-clinical and clinical data and information, regulatory materials, drug dossiers, master files, and any other reports, records, regulatory correspondence and other materials relating to the pre-clinical and clinical development and Regulatory Approval of such Product, or required to manufacture, distribute and sell such Product, including any safety database.

1.68           “Research Collaboration” shall mean the collaboration between the Parties regarding the development of Products, which the Parties shall conduct pursuant to the terms of Section 4.1.

1.69           “Research Collaboration IP” means all inventions, discoveries, Know-How, Patent Rights and other Intellectual Property Rights that are conceived, discovered, developed or otherwise made or created by employees, agents and consultants of GenVec, solely or jointly with Novartis and its Affiliates, either in the course of the Research Collaboration or in the course of providing support and expertise pursuant to Section 4.2.  Research Collaboration IP specifically excludes GenVec IP and Joint IP.

1.70           “Research Collaboration Term” shall mean the period commencing on the Effective Date and ending two (2) years after the Effective Date, subject to Novartis’ ability to terminate the Research Collaboration pursuant to Section 4.1(b).

1.71           “Royalty Term” means, with respect to a Product and a country, the Product IP Royalty Term and the Production IP Royalty Term.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

1.72           “Sales & Royalty Report” means a written report or reports showing each of: (a) the Net Sales of each Product in the Territory during the reporting period by Novartis and its Affiliates and Sublicensees and the calculation thereof and (b) the royalties payable, in United States Dollars, which shall have accrued hereunder with respect to such Net Sales.

1.73           “Second Indication” means non-hearing loss Indications in humans.

1.74           “Sublicensee” means a Person to whom Novartis, or its Affiliate or another Sublicensee, has granted a sublicense in accordance with the terms of this Agreement, but specifically excludes distributors and wholesalers so long as such distributors and wholesalers are not Affiliates of Novartis.

1.75            “Territory” means the world.

1.76           “Third Party” means any Person other than the Parties and their Affiliates.

1.77           “U.S.C.” means the United States Code.

1.78           “Valid Claim” means a claim in an issued, unexpired patent within the GenVec Patent Rights that: (a) has not lapsed or been finally cancelled, withdrawn, abandoned, refused, or rejected by any administrative agency or other body of competent jurisdiction, that is unappealable or unappealed within the time allowed for appeal, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, (d) has not been found to be a claim to which the patentee is not entitled through an interference proceeding for which a final decision has been entered by the Board of Patent Appeals and Interferences (or its equivalent) and the interference is terminated and (e) has not been explicitly disclaimed, or admitted by GenVec to be invalid or unenforceable through reissue, disclaimer or otherwise.

1.79           Other Defined Terms.  Each of the following definitions is set forth in the section of this Agreement indicated below:

Definition	Section
Agreement	Preamble
Alliance Manager	3.1
Auditee	6.8(b)
Audit Rights Holder	6.8(b)
Audit Team	6.8(b)
Bankruptcy Code	2.3
[*]	1.7
Breaching Party	13.2(b)
Combination Product	1.45
Common Stock Purchase Agreement	6.1(b)

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Definition	Section
Convicted Entity	11.4(d)
Convicted Individual	11.4(d)
Debarred Entity	11.4(b)
Debarred Individual	11.4(a)
Disclosing Party	1.16
Effective Date	Preamble
Excluded Entity	11.4(c)
Excluded Individual	11.4(c)
GenVec	Preamble
GenVec Atonal Vector Patent Rights	7.2(a)(i)
HIPAA	8.4(a)
JSC	3.2(a)
Losses	9.1
Milestone	6.2
Milestone Payment	6.2
Novartis	Preamble
Non-Breaching Party	13.2(b)
Paragraph IV Certification	7.4(a)
Prior License	2.1
Receiving Party	1.16
Research Collaboration Plan	4.1(a)
Severed Clause	14.10
Term	13.1

1.80           Construction.  In construing this Agreement, unless expressly specified otherwise;

  (a)         references to Sections and Exhibits are to sections of, and exhibits to, this Agreement;

  (b)         use of either gender includes the other gender, and use of the singular includes the plural and vice versa;

  (c)         headings and titles are for convenience only and do not affect the interpretation of this Agreement;

  (d)         any list or examples following the word “include” or “including” shall be interpreted without limitation to the generality of the preceding words; and

  (e)         the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

2.	LICENSES

2.1           Licenses to Novartis.

(a)          Grants.  Subject to the rights retained by GenVec pursuant to Section 2.2 and the other terms and conditions of this Agreement, GenVec hereby grants to Novartis and its Affiliates (i) an exclusive (even as to GenVec and its Affiliates), royalty-bearing, sublicenseable (in accordance with Section 2.1(b)), non-transferable (except in accordance with Section 14.1) license, under the Product IP, to research, develop, use, make, have made, market, offer to sell, sell, have sold, distribute, import, export and otherwise commercialize Atonal Vectors, Gene Fragments and/or Products in the Field in the Territory, (ii) a non-exclusive, royalty-bearing, sublicensable (in accordance with Section 2.1(b)), non-transferable (except in accordance with Section 14.1) license, under the Product IP to use, make, have made, import and export the Adenovectors solely for (A) research purposes in the Field in the Territory and (B) exercising the license grants set forth in subclauses (i) or (iii) of this Section 2.1(a); (iii) a non-exclusive, royalty-bearing, sublicenseable (in accordance with Section 2.1(b)), non-transferable (except in accordance with Section 14.1) license, under the Production IP, to research, develop, use, make, have made, market, offer to sell, sell, have sold, distribute, import, export and otherwise commercialize Atonal Vectors, Gene Fragments and/or Products in the Field in the Territory; and (iv) a non-exclusive, royalty-bearing, sublicensable (in accordance with Section 2.1(b)), non-transferable (except in accordance with Section 14.1) license, under the Production IP, to use, make, have made, import and export the Adenovectors solely for (A) research purposes in the Field in the Territory and (B) exercising the license grants set forth in subclauses (i) or (iii) of this Section 2.1(a).  Notwithstanding the foregoing, Novartis acknowledges that prior to the Effective Date GenVec granted a license to [*] and patent applications or foreign patents claiming priority therefrom in the field of [*] (the “Prior License”) and that GenVec obtained the [*] Patent Rights subject to and conditioned upon the terms of the [*] License Agreement, and that the foregoing licenses are subject to, and limited by, the Prior License and the [*] License Agreement, respectively, provided that GenVec shall not modify or amend the Prior License or the [*] License Agreement in any manner without Novartis’ prior written consent, such consent (with respect to the Prior License only) not to be unreasonably withheld, delayed or conditioned.  For the avoidance of doubt, nothing in this Agreement shall be construed as granting to Novartis or its Affiliates or Sublicensees any rights to commercialize any Adenovector (whether itself or in combination with any other rights), except and solely to the extent (A) that such Adenovector constitutes an Atonal Vector, and (B) is covered by the license grants in Section 2.1(a)(i) or Section 2.1(a)(iii).

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(b)         Sublicense and Subcontract Rights.  Novartis may exercise its rights and perform its obligations under this Agreement itself or through any of its Affiliates without the prior written consent of GenVec; provided, that each such Affiliate shall be bound by the terms and conditions of this Agreement and the exercise of any such rights or the performance of such obligations by an Affiliate of Novartis shall not relieve Novartis of its obligations under this Agreement.  Subject to this Section 2.1(b), Novartis shall have the right to grant sublicenses under the licenses granted in Section 2.1(a) at any time in its sole discretion and without the prior written consent of GenVec.  In addition, subject to this Section 2.1(b), Novartis may subcontract to Third Parties the performance of tasks and obligations (i) with respect to the research, development, use, manufacture, marketing, sale, distribution, importation, exportation and other commercialization of Atonal Vectors, Gene Fragments and/or Products; and (ii) with respect to the research, use, manufacture, importation and exportation of Adenovectors, each as Novartis deems appropriate and without the prior written consent of GenVec.  Novartis shall remain responsible for its obligations under this Agreement that have been delegated, subcontracted or sublicensed to any of its Affiliates, Sublicensees and/or subcontractors.

(c)          Research Use Only License.  Novartis hereby grants to GenVec a non-exclusive, non-sublicensable, non-transferable, royalty-free license under the Research Collaboration IP and Joint IP, (i) during the period of time GenVec is performing its obligations under Sections 4.1 and 4.2, to conduct the Research Collaboration, and (ii) to fulfill GenVec’s responsibilities to Novartis and its Affiliates under this Agreement in the Territory.

2.2           Retained Rights.  GenVec hereby retains, on behalf of itself and its Affiliates, all rights necessary to perform GenVec’s obligations and exercise GenVec’s rights under this Agreement.  Except as expressly provided in this Agreement, all rights in and to any Intellectual Property Rights and other rights of GenVec and its Affiliates not licensed or otherwise granted to Novartis and its Affiliates hereunder, are hereby retained by GenVec and its Affiliates.

2.3           Section 365(n) of The Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement, including the licenses granted under this Section 2, are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code.  Novartis will retain and may fully exercise all of its respective rights and elections under the Bankruptcy Code (to the extent permitted under the Bankruptcy Code).  GenVec agrees that if and to the extent permitted under the Bankruptcy Code and other applicable Laws, Novartis, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protection for “intellectual property.”  Subject to the Bankruptcy Code and other applicable Laws, GenVec further agrees that, in the event of the commencement of a bankruptcy proceeding by or against GenVec under the Bankruptcy Code or analogous provisions of applicable Law outside the United States, Novartis will be entitled to a complete duplicate of (or complete access to, as Novartis deems appropriate) such intellectual property licensed to Novartis and its Affiliates pursuant to this Agreement and all embodiments of such intellectual property, which, if not already in Novartis’ possession, will be promptly delivered to it upon Novartis’ written request thereof.  Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

2.4           Non-Compete.  Until the last to expire Royalty Term for all Products, neither GenVec nor its Affiliates will, directly or indirectly (including by granting a license or otherwise granting rights to a Third Party), conduct any research, development, commercialization, distribution, or marketing or sales activities, in the field of hearing loss (including activities with respect to any Competing Product), except for the activities conducted by GenVec pursuant to and in accordance with this Agreement.

3.	GOVERNANCE

3.1           Alliance Managers.  Each Party shall appoint a person who shall oversee contact between the Parties for all matters between meetings of the JSC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date (each, an “Alliance Manager”).  Each Party may replace its Alliance Manager at any time by notice in writing to the other Party.

3.2           Joint Steering Committee.

(a)         Within thirty (30) days after the Effective Date the Parties shall establish a Joint Steering Committee (the “JSC”) that shall oversee the research activities of the Parties under the Research Collaboration.  The JSC shall be comprised of the Alliance Managers and two (2) additional representatives designated by GenVec and two (2) additional representatives designated by Novartis.  Novartis shall appoint a chairperson from among its representatives.  Each Party’s JSC representatives shall be of the seniority and experience appropriate for service on the JSC in light of the functions, responsibilities and authority of the JSC.  Each Party may replace any or all of its representatives on the JSC with individual(s) of appropriate experience and seniority at any time upon written notice to the other Party.  Other representatives of each Party involved with the Product may attend meetings as non-voting participants.  Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Section 8.

(b)         The JSC will perform the following functions:  (i) managing and overseeing the performance of the Research Collaboration, (ii) reviewing and recommending amendments to the Research Collaboration Plan as necessary, (iii) managing the performance of the Research Collaboration Plan, including overseeing the allocation and assignment of tasks with respect to the Research Collaboration, and (iv) assuming such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed upon in writing by the Parties from time to time.  The JSC shall exist and conduct its functions during the Research Collaboration Term.  At the conclusion of the Research Collaboration Term, the JSC shall complete its activities and disband.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

3.3           Subcommittees.  The JSC may establish and disband such subcommittees as deemed necessary by the JSC.  Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties.  Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any subcommittee meeting; provided, however, that each Party shall ensure that at all times during the existence of any subcommittee, its representatives on such subcommittee are appropriate in terms of expertise and seniority for the then-current stage of development of the Products then under development and have the authority to bind such Party with respect to matters within the purview of the relevant subcommittee.  Other representatives of each Party involved with the Product may attend meetings as non-voting participants.  Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Section 8.  Except as expressly provided in this Agreement, no subcommittee shall have the authority to bind the Parties and each subcommittee shall report to, and any decisions shall be made by, the JSC.

3.4           Meetings.  The JSC and any subcommittees shall meet at least once per Calendar Quarter, and more frequently as the Parties shall agree, on such dates, and at such places and times, as the Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the JSC within thirty (30) days after the establishment of the JSC.  Meetings of the JSC and subcommittees in person shall alternate between the offices of Novartis and GenVec, or such other place as the Parties may agree.  The members of the JSC and subcommittees also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.  The chairperson or the chairperson’s designee shall be responsible for preparing the minutes of the meeting.  Such minutes shall be in English and provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JSC.  Novartis agrees that it shall endeavor to ensure that draft minutes of each meeting shall be distributed within twenty (20) days after the meeting, and final minutes shall be approved by both Parties within thirty (30) days after the meeting.  Final minutes of each meeting shall be distributed to the members of the JSC by the chairperson.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings.

3.5           Decision-Making Authority.

(a)         Subject to the provisions of this Section 3.5, actions to be taken by the JSC and each of the subcommittees shall be taken only following a unanimous vote, with each Party having one (1) vote.  If any subcommittee fails to reach unanimous agreement on a matter before it for decision for a period in excess of fifteen (15) days, the matter shall be referred to the JSC.

(b)         If the JSC fails to reach unanimous agreement on a matter before it for decision for a period in excess of fifteen (15) days, the matter shall be referred to the Executive Officer of each Party, or a designee of the Executive Officer with decision-making authority for resolution.  In the event that the Executive Officers are unable to resolve such dispute within ten (10) days after such dispute being referred to the Executive Officers, then the Novartis Executive Officer or designee shall have the final decision-making authority on such issue.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

3.6           Limitation on JSC’s Authority.  Notwithstanding anything to the contrary in this Agreement, none of the JSC, a subcommittee of the JSC nor the Novartis Executive Officer pursuant to Section 3.5(b) shall have the power to (a) amend or modify the Parties’ respective rights and obligations under this Agreement or (b) resolve any dispute between the Parties regarding such rights and obligations.

3.7           Reports to Committees.  Each Party shall provide the JSC on a Calendar Quarter basis with reports regarding the activities performed by such Party under the Research Collaboration.  Each such report shall summarize in reasonable detail the activities undertaken by such Party during the prior Calendar Quarter, as well as the results of such activities.  Such reports will be accurate and, where appropriate, will contain raw data from studies carried out by or on behalf of such Party.

3.8           Expenses.  Each Party shall be responsible for all costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, the JSC and any subcommittee(s) thereof, including all travel and related costs and expenses.  For purposes of clarity, the costs and expenses incurred by GenVec for, and time spent by, its members and other representatives to attend meetings of, and otherwise participate on, the JSC and any subcommittee(s) thereof, including all travel and related costs and expenses are not to be charged to Novartis pursuant to Section 4.2.

4.	RESEARCH COLLABORATION; TECHNOLOGY TRANSFER

4.1           Research Collaboration.

(a)         General.  The Parties shall conduct the Research Collaboration during the Research Collaboration Term in accordance with the research plan attached as Exhibit C, as the same may be amended from time to time upon the written consent of the Parties (“Research Collaboration Plan”).  The Research Collaboration Plan sets forth each Party’s obligations and responsibilities during the Research Collaboration Term in connection with the Research Collaboration.

(b)         GenVec FTEs.  During the Research Collaboration Term, GenVec shall deploy the equivalent of five FTEs to perform the activities allocated to GenVec under the Research Collaboration Plan.  Novartis may, on [*] prior written notice to GenVec, reduce the number of FTEs deployed under the Research Collaboration (such reduction may occur in any whole number increment of FTEs, and any number of times), and/or may terminate the Research Collaboration entirely.  Such notice(s) shall not be provided sooner than[*].  If Novartis reduces the number of FTEs deployed under the Research Collaboration, then the Research Collaboration Plan shall be amended promptly thereafter pursuant to the written consent of both Parties in a manner that is mutually agreeable to the Parties, and such amendment shall expressly provide for changes to the objectives and deliverables set forth in the Research Collaboration Plan to account for the reduced number of FTEs.  Payments for FTEs deployed to the Research Collaboration shall be as set forth in Section 6.4(a).  GenVec shall not subcontract its obligations under the Research Collaboration Plan to any Third Party without the prior written consent of Novartis.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

4.2           Additional Technical Support.  During the first [*] after the Effective Date, at Novartis’ discretion and upon Novartis’ reasonable request, GenVec shall use commercially reasonable efforts to make available to Novartis and its Affiliates up to one-third of the time (as measured over each Calendar Year) of two senior managers who have appropriate relevant experience and are knowledgeable about the Products then under development for scientific and technical explanations, advice and related additional support and expertise, if and to the extent necessary or useful in connection with the research, development and commercialization activities conducted by Novartis and its Affiliates hereunder.  GenVec shall make such personnel identified by GenVec available to Novartis and its Affiliates during regular business hours to facilitate such support and expertise.  As part of such support, GenVec shall use commercially reasonable efforts to make such senior managers available to participate in meetings, hearings and other proceedings before and/or with Regulatory Authorities (which may occur on short notice and at times outside of regular business hours).  Nothing in this Section 4.2 shall be deemed to require that GenVec continue to employ any specific individuals nor require that GenVec continue to maintain any functional expertise or departments in any specific area.  Novartis shall pay GenVec on an hourly basis for the time of GenVec personnel spent to provide such additional support and expertise, as set forth in Section 6.4(b).

4.3           Primary Data Access.  GenVec shall provide to Novartis and its Affiliates access to and a copy of all data (including all primary data and data contained in laboratory notebooks (which laboratory notebooks shall be used solely in connection with the performance of this Agreement and shall be maintained in accordance with Novartis’ procedures as described below)) generated in connection with and that relates to the Research Collaboration and/or is generated in the course of performing GenVec’s obligations under this Agreement.  GenVec shall comply with Novartis’ standard procedures for maintaining laboratory notebooks and associated accessory records in accordance with Novartis’ Global Laboratory Notebook Guidelines, a copy of which is attached hereto as Exhibit D.  Such original notebooks shall be the property of Novartis, and GenVec shall provide all original notebooks (both completed and uncompleted) to Novartis at Novartis’ request and expense.  Prior to providing such original notebooks to Novartis, GenVec shall make and retain at least one true and complete copy of each such notebook.  Novartis and its Affiliates shall also have the right, at reasonable intervals, upon reasonable notice to GenVec, to have authenticated copies of such data and notebooks made to use and transfer as permitted hereunder.  Any data not otherwise contained in laboratory notebooks shall be provided to Novartis in the format mutually agreed by the Parties.  GenVec may retain for itself copies of all data provided to Novartis for all purposes permitted under this Agreement.

4.4           Technology Transfer to Novartis.

(a)         On the Effective Date, GenVec shall provide to Novartis, or its designated Affiliate(s), the data, materials, reports and other information listed on Exhibit E.  Within thirty (30) days after the Effective Date, GenVec shall make available to Novartis, in a mutually-agreed upon format, material information regarding the GenVec Know-How, and during the Term, shall make its relevant scientific and technical personnel available to Novartis to answer any questions or provide instruction, as reasonably requested by Novartis, concerning the GenVec Know-How.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(b)         At Novartis’ expense and reasonable request, GenVec will provide to Novartis and its Affiliates (i) access to and (ii) the right to reference technical information in, any biologic master file (BMF) or similar, and any and all Regulatory Documentation Controlled by GenVec relating to Products and existing as of the Effective Date or generated from any Clinical Trial commenced by GenVec prior to the Effective Date, and agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by Novartis in order to effect such reference rights.

5.	DEVELOPMENT AND COMMERCIALIZATION

5.1           Responsibility.  Subject to Section 4.1, Novartis shall be responsible for the worldwide development and commercialization of the Product(s), including regulation, manufacturing, distribution, marketing and sales activities.

5.2           Diligence.  Novartis shall use Commercially Reasonable Efforts to develop and commercialize at least one Product in the Field.

5.3           Reports.  Within [*] during the Term of this Agreement, Novartis shall submit to GenVec a report summarizing in reasonable detail Novartis’ and its Affiliates’ activities related to the development of Products in the Field in the Territory during [*], including any key issues encountered during such development.

5.4           Compliance with Laws.  Each Party shall, and shall ensure that its Affiliates and Sublicensees shall, comply with all relevant Laws in exercising their rights and fulfilling their obligations under this Agreement.

6.	PAYMENTS

6.1           Up-front Fee and Equity Investment.

(a)         Within ten (10) days after the Effective Date, GenVec shall submit an invoice to Novartis for a one-time, non-creditable, non-refundable license fee of Five Million U.S. Dollars (US$5,000,000), which Novartis shall pay, as partial consideration for the license granted to Novartis under the GenVec IP, within thirty (30) days after receipt.

(b)         In partial consideration for the license granted to Novartis under the GenVec IP, as of the Effective Date, GenVec and Novartis Pharma AG have entered into that certain Stock Purchase Agreement (the “Common Stock Purchase Agreement”) pursuant to which Novartis Pharma AG has agreed to purchase approximately Two Million United States dollars (US$2,000,000) of GenVec Common Stock (as defined in the Common Stock Purchase Agreement).

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

6.2           Milestone Payments.  Novartis shall pay GenVec the following amounts (each a “Milestone Payment”) after the first achievement by Novartis, its Affiliates or its Sublicensees, or in the case of Section 6.2(a)(i) or 6.2(a)(ii), GenVec or its Affiliates, of the corresponding milestone events (each a “Milestone”) set forth below:

(a)          Development and Regulatory Milestones.

Milestone Event:	Milestone Payment for First Indication:	Milestone Payment for Second Indication:
[*]	[*]

[*]	[*]

(iii) Non-rejection of an IND with respect to a Covered Product	[*]

(iv) The First Patient First Visit with a Covered Product in a Phase I Clinical Trial	[*]

(v) The First Patient First Visit with a Covered Product in a Phase IIb Clinical Trial	[*]	[*]

(vi) The First Patient First Visit with a Covered Product in a Phase III Clinical Trial	[*]	[*]

(vii) Receipt of Regulatory Approval by the FDA with respect to a Covered Product	[*]	[*]

(viii) Receipt of Regulatory Approval by the EMEA (including reimbursement approval in at least three (3) of the Major EU Countries) with respect to a Covered Product	[*]	[*]

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(b)          Sales Milestones.

Milestone Event:	Milestone Payment:
(i) First Calendar Year in which total Annual Net Sales by Novartis, its Affiliates and Sublicensees for a Covered Product [*]	[*]

(ii) First Calendar Year in which total Annual Net Sales by Novartis, its Affiliates and Sublicensees for a Covered Product [*]	[*]

(iii) First Calendar Year in which total Annual Net Sales by Novartis, its Affiliates and Sublicensees for a Covered Product [*]	[*]

(iv) First Calendar Year in which total Annual Net Sales by Novartis, its Affiliates and Sublicensees for a Covered Product [*]	[*]

(c)         Each of the Milestone Payments set forth in Section 6.2 shall be payable once.  If a Milestone described in clauses (iv) to (vi) in Section 6.2(a) occurs before or concurrently with a Milestone described in a preceding clause in Section 6.2(a), Novartis shall pay the Milestone Payment described in such earlier clause when the Milestone Payment described in such later clause is paid.  If a Milestone described in Section 6.2(b) occurs before or concurrently with a Milestone described in a preceding clause in Section 6.2(b), Novartis shall pay the Milestone Payment described in such earlier clause when the Milestone Payment described in such later clause is paid.  For example, if the first Milestone that GenVec shall achieve under Section 6.2(b) is the realization of Annual Net Sales in excess of [*], then in connection with the payment of [*] to GenVec pursuant to Section 6.2(b)(iv), Novartis shall also pay to GenVec an additional [*] for achievement of the other Milestones under Section 6.2(b)(i), (ii) and (iii) in the same Calendar Year.

6.3             Royalties Payable by Novartis.

(a)        Royalty Rates.

(i)           Novartis shall pay to GenVec royalties on Annual Net Sales of each Covered Product in the Territory, on a Covered Product-by-Covered Product basis with respect to the Product IP, at the following rates:

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Annual Net Sales of a Covered Product in the Territory	Royalty Rate
On Annual Net Sales less than or equal to [*]	[*]

On Annual Net Sales greater than [*] and less than or equal to [*]	[*]

On Annual Net Sales greater than [*] and less than or equal to [*]	[*]

On Annual Net Sales greater than [*] and less than or equal to [*]	[*]

On Annual Net Sales greater than [*] and less than or equal to [*]	[*]

On Annual Net Sales greater than [*]	[*]

(ii)           Novartis shall pay to GenVec royalties on Net Sales of each Product in the Territory, on a Product-by-Product basis with respect to the Production IP, at the following rates:

Net Sales of a Product in the Territory in a Calendar Year	Royalty Rate
On Net Sales in a Calendar Year less than or equal to [*]	[*]

On Net Sales in a Calendar Year greater than [*]	[*]

(b)       Royalty Term.  The royalties set forth in Section 6.3(a)(i) shall be payable with respect to a Covered Product and a country during the applicable Product IP Royalty Term.  The royalties set forth in Section 6.3(a)(ii) shall be payable with respect to a Product and a country during the applicable Production IP Royalty Term.  For purposes of clarity, only one royalty shall be paid on the sale of a Product, either under Section 6.3(a)(i) during the Product IP Royalty Term or Section 6.3(a)(ii) during the Production IP Royalty Term.

(c)       Third Party Payments.

(i)           GenVec shall be responsible for all payments to Third Parties with respect to licenses of Intellectual Property Rights granted to GenVec existing as of the Effective Date.  All GenVec agreements with Third Parties with respect to licenses relating to GenVec IP granted to GenVec and existing as of the Effective Date are set forth on Exhibit G along with a description of the payment obligations thereunder.  Complete and correct copies of each such Third Party agreement relating to GenVec IP have been made available to Novartis.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(ii)           If [*] (A) determines that it is necessary, in order to avoid infringement of any Intellectual Property Right of a Third Party, to obtain a license from such Third Party in order to research, develop, use, make, have made, market, offer to sell, sell, have sold, distribute, import, export or otherwise commercialize any Atonal Vectors, Gene Fragments or Products in a country in the Territory and to pay a royalty or other consideration under such license (including in connection with the settlement of a patent infringement claim), or (B) shall be subject to a final court or other binding order or ruling requiring any payments, which may include the payment of a royalty or other consideration, to a Third Party Intellectual Property Right holder in order to research, develop, use, make, have made, market, offer to sell, sell, have sold, distribute, import, export or otherwise commercialize any Atonal Vectors, Gene Fragments or Products in a country in the Territory, then the amount of Novartis’ Milestone Payments and royalty payments under, as applicable, Sections 6.2 and 6.3(a)(i)  shall, subject to subclause (v), be reduced by [*] of the amount payable by Novartis to such Third Party.

(iii)           If [*] (A) determines that it is useful (but not necessary) to obtain a license from a Third Party in order to research, develop, use, make, have made, market, offer to sell, sell, have sold, distribute, import, export or otherwise commercialize any Atonal Vectors, Gene Fragments or Products in a country in the Territory and to pay a royalty or other consideration under such license (including in connection with the settlement of a patent infringement claim), then the amount of Novartis’ Milestone Payments and royalty payments under, as applicable, Sections 6.2 and 6.3(a)(i) shall, subject to subclauses (iv) and (v), be reduced by [*] of the amount payable by Novartis to such Third Party.

(iv)           In no event will a deduction, or deductions, under Section 6.3(c)(iii) reduce any royalty payment made by Novartis pursuant to Section 6.3(a) by more than [*] of the amount otherwise payable, such royalty rate subject to further reduction under Section 13.3(b).

(v)           In no event will a deduction, or deductions, under Section 6.3(c)(ii) or Section 6.3(c)(iii) reduce any Milestone Payment made by Novartis pursuant to Section 6.2 by more than [*] of the amount otherwise payable, such Milestone Payments subject to further reduction under Section 13.3(b), or reduce the royalty rate payable by Novartis on Net Sales of each Covered Product pursuant to Section 6.3(a)(i) below [*], such royalty rate subject to further reduction under Section 13.3(b).

(d)        Loss of Market Exclusivity.  If, in any Calendar Year, there is a Loss of Market Exclusivity in a particular country with respect to a Product, then, (i) if applicable, the Product IP Royalty Term for each such country and each such Product in each such country shall immediately terminate and (ii) the royalties payable pursuant to Section 6.3(a)(ii) shall be reduced by [*].

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

6.4           Payments for Research Collaboration and Additional Research Support.

(a)         Novartis shall make research payments to GenVec in connection with the Research Collaboration equal to the FTE Rate per FTE assigned to the Research Collaboration per year.  Such payments shall be (i) invoiced to Novartis in arrears once per Calendar Quarter and (ii) based on the actual number of FTEs assigned to the Research Collaboration during the preceding Calendar Quarter.  The total payments to GenVec for FTEs assigned to the Research Collaboration shall not exceed [*] per twelve (12) month period of the Research Collaboration Term.

(b)         Novartis shall pay GenVec on an hourly basis for the time of GenVec personnel spent to provide support and expertise at Novartis’ request, as provided for under Section 4.2, at the rate of [*] per hour, plus travel expenses and out of pocket costs incurred during and as a result of such travel.  Such payments shall be (i) invoiced to Novartis in arrears once per Calendar Quarter and (ii) based on the actual number of hours requested by Novartis and spent by such personnel under Section 4.2 during the preceding Calendar Quarter.  Total payments for such time, including out of pocket and travel expenses, shall not exceed [*] in any Calendar Year.  All out of pocket and travel expenses shall (i) be approved in writing in advance by Novartis, (ii) conform to Novartis’ applicable travel and expense policies (which Novartis shall provide to GenVec and shall periodically update GenVec regarding any material changes thereto) and (iii) be verified through written receipts submitted to Novartis.

6.5           Payment Terms.

(a)         Novartis shall provide GenVec with written notice of the achievement of each Milestone as soon as reasonably practicable and in any case within [*] after such Milestone is achieved.  After receipt of such notice, GenVec shall submit an original invoice to Novartis substantially in the form of Exhibit F for the corresponding Milestone Payment, provided that for any Milestone no such invoice shall be submitted prior to the Effective Date. Novartis shall make the corresponding Milestone Payment within [*] after receipt of such original invoice.

(b)         Within sixty (60) days after each Calendar Quarter during the Term following the First Commercial Sale of a Product, Novartis will provide to GenVec a Sales & Royalty Report. After receipt of such report, GenVec shall submit an original invoice to Novartis substantially in the form of Exhibit F with respect to the royalty amount and other payments with respect to the royalty amount shown therein.  Novartis shall pay all royalty amounts within sixty (60) days after receipt of such invoice.

(c)         After each Calendar Quarter during which payments are owed by Novartis under each of Sections 6.4(a) and 6.4(b), GenVec shall submit an original invoice to Novartis substantially in the form of Exhibit F with respect to the amount(s) due under each of Sections 6.4(a) and 6.4(b).  Novartis shall make payment on each such invoice within [*] after Novartis’ receipt of such invoice.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(d)         Each Party shall provide to the other Party an original invoice for all amounts due to it under this Agreement.  Unless otherwise noted, payments on such invoices shall be made within [*] after the other Party’s receipt of the applicable invoice.  Invoices to Novartis shall be substantially in the form set forth in Exhibit F.

(e)         All payments from Novartis to GenVec shall be made by wire transfer in US Dollars to the credit of such bank account as may be designated by GenVec in this Agreement or in writing to Novartis.  Any payment which falls due on a date which is not a Business Day may be made on the next succeeding Business Day.

(f)         If at any time legal restrictions in any country in the Territory prevent the prompt remittance of any payments with respect to sales therein, Novartis, or its Affiliate(s), shall have the right and option to make such payments by depositing the amount thereof in local currency to GenVec’s account in a bank or depository designated by GenVec in the relevant country.

6.6           Currency.  All payments under this Agreement shall be payable in United States dollars.  When conversion of payments from any foreign currency is required to be undertaken by Novartis, the United States dollar equivalent shall be calculated using Novartis’ then-current standard exchange rate methodology as applied in its external reporting.

6.7           Taxes.  GenVec will pay any and all taxes levied on account of any payments made to it under this Agreement.  If any taxes are required to be withheld by Novartis, Novartis will: (a) deduct such taxes from the payment made to GenVec; (b) timely pay the taxes to the proper taxing authority; (c) send proof of payment to GenVec; and (d) reasonably assist GenVec in its efforts to obtain a credit for such tax payment.  Each Party agrees to reasonably assist the other Party in lawfully claiming exemptions from and/or minimizing such deductions or withholdings under double taxation laws or similar circumstances.

6.8           Records and Audit Rights.

(a)         Each Party shall keep complete, true and accurate books and records in accordance with its Accounting Standards in relation to this Agreement, including, with respect to Novartis, in relation to Net Sales and royalties in sufficient detail to confirm the accuracy of such amounts.  Each Party will keep such books and records for at least [*] following the Calendar Quarter to which they pertain.

(b)         Subject to Section 6.8(c), each Party (the “Audit Rights Holder”) may, upon written request and at its expense (except as provided for in Section 6.8(f) below), cause an internationally-recognized independent accounting firm selected by such Party (except one to whom the auditee has a reasonable objection) (the “Audit Team”) to audit during ordinary business hours the books and records of the other Party (“Auditee”) and its Affiliates related to this Agreement, including  the correctness of any payments made or required to be made to or by such Party pursuant to this Agreement, and any report, data or calculation underlying such payment (or lack thereof), pursuant to the terms of this Agreement.  Prior to commencing its work pursuant to this Agreement, the Audit Team shall enter into an appropriate confidentiality agreement with the Auditee.  The Audit Team shall have the right to disclose to the Party requesting the audit its conclusions regarding any payments owed under this Agreement, and said Party shall treat such conclusions as Confidential Information pursuant to Section 8 hereto.  For the avoidance of doubt, notwithstanding the foregoing, the Audit Team shall not disclose to the Party requesting the audit any more detailed information than such Party would have otherwise been entitled to receive pursuant to this Agreement.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(c)         In respect of each audit of the Auditee’s books and records: (i) the Auditee shall be audited not more frequently than once per year; (ii) no records for any given year for an Auditee may be audited more than once; and (iii) the Audit Rights Holder shall only be entitled to audit books and records of an Auditee from no earlier than the [*] prior to the Calendar Year in which the audit request is made.

(d)         In order to initiate an audit pursuant to this Section 6.8, the Audit Rights Holder must provide written notice to the Auditee, which notice shall include one or more proposed dates for the audit and which notice shall be given not less than [*] prior to the first proposed audit date.  The Auditee will reasonably accommodate the scheduling of such audit.  The Auditee shall provide the Audit Team(s) with full and complete access to the applicable books and records and otherwise reasonably cooperate with such audit.

(e)         The audit report and basis for any determination by an Audit Team shall be made available for review and comment by the Auditee, and the Auditee shall have the right, at its expense, to request a further determination by such Audit Team as to matters which the Auditee disputes (to be completed no more than [*] after the applicable audit report is provided to such Auditee and to be limited to the disputed matters).  If the Parties disagree as to such further determination, the Audit Rights Holder and the Auditee shall mutually select an internationally-recognized independent accounting firm that shall make a final determination as to the remaining matters in dispute, which determination shall be binding upon the Parties.

(f)         If any audit shows any under-reporting or underpayment, or overcharging by any Party, the underpaying or overcharging Party shall remit such underpayment or reimburse such overcompensation to the underpaid or overcharged Party within sixty (60) days after receiving the final audit report establishing such obligation and the corresponding original invoice.  Further, if the audit for any one or more Calendar Years shows an under-reporting or underpayment or an overcharge by the Auditee for that period in excess of [*] of the amounts properly determined, the Auditee shall reimburse the Audit Rights Holder for its out-of-pocket expenses, including the fees and expenses paid by it to the Audit Team(s), in connection with such audit, which reimbursement shall be made within sixty (60) days of receiving appropriate invoices and other support for such audit-related costs.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

7.	INTELLECTUAL PROPERTY

7.1           Ownership of Know-How and Patent Rights.

(a)         Ownership.  As between the Parties, (i) GenVec shall solely own all of the GenVec IP (except for the [*] Patent Rights, which GenVec shall continue to Control subject to the rights and licenses granted hereunder and subject to the [*] License Agreement) and (ii) Novartis shall solely own all of the Research Collaboration IP and Joint IP.

(b)         Inventorship.  Inventorship, for the purposes of this Section 7.1, shall be determined by the Parties in good faith in accordance with United States patent laws.

(c)         Assignment.  GenVec hereby assigns, and shall cause its Affiliates to assign, to Novartis all right, title and interest that it and its Affiliates may have in the Research Collaboration IP and Joint IP.  GenVec agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by Novartis in order to effect such assignment and to assist Novartis, at the sole cost and expense of Novartis, in applying for, obtaining and enforcing Patent Rights, copyrights and other Intellectual Property Rights in any jurisdiction with respect to any Research Collaboration IP and Joint IP.  If GenVec or any of its Affiliates fails to sign any such instruments as reasonably requested by Novartis, GenVec hereby appoints, and causes its Affiliates to appoint, any officer of Novartis or its Affiliates as its duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority.

7.2           Prosecution and Maintenance of Patent Rights.

(a)       Research Collaboration IP, GenVec Patent Rights (other than the [*] Patent Rights) and Joint Patent Rights.

(i)         Initial Right.  As between the Parties, Novartis shall have the sole right to file, prosecute and maintain any Patent Rights included in the Research Collaboration IP and the Joint Patent Rights, and the initial right to file, prosecute and maintain any Product Patent Rights (other than the [*] Patent Rights) that are solely directed to an Atonal Vector and/or its use in the Field (the “GenVec Atonal Vector Patent Rights”), at Novartis’ expense.  GenVec shall have the initial right to file, prosecute and maintain any Production Patent Rights at GenVec’s expense.

(ii)         Coordination of Prosecution.

(A)           GenVec shall, at Novartis’ expense and reasonable request, assist and cooperate in the filing, prosecution and maintenance of or any related necessary action for, as applicable, any Patent Rights included in the Research Collaboration IP, GenVec Atonal Vector Patent Rights or Joint Patent Rights.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(B)           Novartis shall, where reasonable and where the provision of such materials would not result in a loss of attorney-client privilege, provide GenVec, sufficiently in advance for GenVec to comment, with copies of all patent applications and other material submissions and communications with any patent counsel or patent authorities pertaining to the GenVec Atonal Vector Patent Rights.

(C)           Novartis shall give due consideration to GenVec’s comments, but shall make the final determination whether or not to incorporate such comments.

(iii)      GenVec Step-In Right.  If Novartis declines to file, prosecute or maintain any GenVec Atonal Vector Patent Rights, elects to allow any GenVec Atonal Vector Patent Rights to lapse in any country, or elects to abandon any GenVec Atonal Vector Patent Rights before all appeals within the respective patent office have been exhausted, then:

(A)           Novartis shall provide GenVec with reasonable notice of such decision so as to permit GenVec to decide whether to file, prosecute or maintain such GenVec Atonal Vector Patent Rights and to take any necessary action.

(B)           GenVec may assume control of the filing, prosecution and/or maintenance of such GenVec Atonal Vector Patent Rights in the name of the owner(s) of such GenVec Atonal Vector Patent Rights, at GenVec’s expense.

(C)           GenVec shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such GenVec Atonal Vector Patent Rights to patent counsel (outside or internal) selected by GenVec.

(D)           Novartis shall, at GenVec’s expense and reasonable request, assist and cooperate in the filing, prosecution and maintenance of such GenVec Atonal Vector Patent Rights.

(iv)      Novartis Step-In Right.  If GenVec declines to file, prosecute or maintain any GenVec Patent Right, elects to allow any GenVec Patent Right to lapse in any country, or elects to abandon any GenVec Patent Right before all appeals within the respective patent office have been exhausted, then:

(A)           GenVec shall provide Novartis with reasonable notice of such decision so as to permit Novartis to decide whether to file, prosecute or maintain such GenVec Patent Right and to take any necessary action.

(B)           Novartis may assume control of the filing, prosecution and/or maintenance of such GenVec Patent Right in the name of the owner(s) of such GenVec Patent Right, at Novartis’s expense.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(C)           Novartis shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such GenVec Patent Right to patent counsel (outside or internal) selected by Novartis.

(D)           GenVec shall, at Novartis’s expense and reasonable request, assist and cooperate in the filing, prosecution and maintenance of such GenVec Patent Right.

(b)       [*] Patent Rights

(i)         Initial Right and Cooperation.  Novartis acknowledges that in accordance with Section 7.1 of the [*] License Agreement, [*] has the first right to file, have filed, prosecute and maintain the [*] Patent Rights.  Novartis is responsible for payment of all expenses associated with the filing, prosecution and maintenance of the [*] Patent Rights.  GenVec (A) shall comply with Novartis’ instructions and comments with respect to the filing, registration, prosecution and maintenance of the [*] Patent Rights and (B) shall, to the fullest extent permitted under the [*] License Agreement, cause [*] to comply with such instructions and comments.

(ii)         Step-In Right.  GenVec shall, in accordance with Section 11.3(e)(i), provide Novartis immediate written notice in the event [*] provides GenVec any notice pursuant to Section 7.2.2 of the [*] License Agreement, and shall provide Novartis with a copy of any such notice received from [*].  Following such written notice from GenVec, Novartis, by providing written notice to GenVec, may exercise the following rights and GenVec shall comply with Novartis’ instructions as follows:

(A)           GenVec shall, at Novartis’ expense and request, file, and continue to prosecute and maintain such [*] Patent Right in accordance with Novartis’ instructions.

(B)           Subject to the confidentiality provisions of the [*] License Agreement, GenVec shall provide Novartis, sufficiently in advance for Novartis to comment and direct the actions of GenVec and/or its agents with respect to such [*] Patent Right, with copies of all patent applications and other material submissions and correspondence with any patent counsel or patent authorities pertaining to such [*] Patent Right.

(C)           GenVec shall not take any action with respect to the filing, prosecution or maintenance of any [*] Patent Right without prior consultation with Novartis.  GenVec may provide Novartis comments with respect to any patent applications and other material submissions and correspondence with any patent counsel or patent authorities pertaining to such [*] Patent Right, but Novartis shall make the final determination whether or not to incorporate such comments.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

7.3           Patent Rights Term Extensions.  Novartis may select which, if any, GenVec Patent Rights for which a Patent Term Extension is to be sought or obtained in any country in the Territory.  GenVec shall promptly provide Novartis with such information as Novartis may reasonably request to comply with any filing requirements in connection with any such Patent Term Extension.

7.4           Enforcement.

(a)         Notice.  Within [*] after becoming aware of any known or alleged infringement by a Third Party of the Research Collaboration IP, GenVec Patent Rights and/or Joint Patent Rights, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions (a “Paragraph IV Certification”), and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of the Research Collaboration IP, GenVec Patent Rights and/or Joint Patent Rights, each Party shall provide the other Party written notice reasonably detailing such known or alleged infringement.

(b)         Initial Right.  As between the Parties, Novartis shall have the first right, but not the obligation, to protect the GenVec Patent Rights from any actual or suspected infringement or misappropriation.  In any legal action so brought by Novartis, GenVec shall at Novartis’ request join in such action as a party at Novartis’ expense in the event that an adverse party asserts, the court rules or other Laws provide, or Novartis determines in good faith, that a court would lack jurisdiction based on GenVec’s absence as a party in such suit; but control of such action shall remain with Novartis.  At Novartis’ request and expense, GenVec shall provide reasonable assistance to Novartis in connection with such action.  Any recoveries resulting from such an action shall be first applied against payment of Novartis’ costs and expenses in connection therewith. Any remainder shall be treated as Net Sales and any applicable royalty thereon paid to GenVec.

(c)         Third Party Enforcement Rights.  Novartis acknowledges that after the Effective Date GenVec may license certain rights in Adenovectors and GenVec Patent Rights related to such Adenovectors to Third Parties and that such Third Parties may require the right to protect such GenVec Patent Rights from any actual or suspected infringement or misappropriation.  In such case, the Parties agree to negotiate in good faith terms under which such Third Parties may enforce such GenVec Patent Rights.  For the purposes of clarity, in no event shall the foregoing apply to Atonal Vector Patent Rights.

(d)         Step-In on GenVec Patent Rights.  If Novartis does not commence a legal action to enjoin an infringement of GenVec Patent Rights anywhere in the Territory, within [*] (or, with respect to a Paragraph IV Filing, within [*]) of being notified of such infringement, GenVec may, at its expense, commence the action.  Novartis shall join in such action as a party at GenVec’s request and expense in the event that an adverse party asserts, the court rules or other Laws provide, or GenVec determines in good faith, that a court would lack jurisdiction based on Novartis’ absence as a party in such suit, but control of such action shall remain with GenVec.  Any recoveries resulting from such an action shall be retained by GenVec.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

7.5           Claimed Infringement.  If a Party becomes aware that the research, development, use, making, having made, marketing, offering to sell, selling, having sold, distribution, importation, exportation or other commercialization of Atonal Vectors, Gene Fragments or Products in the Field in the Territory by Novartis, its Affiliates or Sublicensees, infringes or misappropriates, or is likely or is alleged to infringe or misappropriate, the Intellectual Property Rights of any Third Party, such Party shall promptly notify the other Party, and Novartis shall have the sole right and responsibility to take any action it deems appropriate with respect thereto.

8.	CONFIDENTIAL INFORMATION AND PERSONAL INFORMATION

8.1           Non-Use and Non-Disclosure of Confidential Information.  Each Receiving Party agrees that all Confidential Information of the Disclosing Party (a) shall not be used by the Receiving Party except to perform its obligations or exercise its rights under this Agreement, (b) shall be maintained in confidence by the Receiving Party, and (c) except as permitted by Sections 8.2 and 8.3, shall not be disclosed by the Receiving Party to any Person without the prior written consent of the Disclosing Party.  Notwithstanding the foregoing, GenVec agrees not to disclose to any Third Party any GenVec Know-How that is exclusively licensed to Novartis and its Affiliates hereunder without the prior written consent of Novartis.

8.2           Permitted Disclosures.  The Receiving Party may provide the Disclosing Party’s Confidential Information:

(a)         to the Receiving Party’s and its Affiliates’ employees, consultants and advisors who have a need to know such Confidential Information and are bound by an obligation to maintain the confidentiality of the Disclosing Party’s Confidential Information to the same extent as if they were parties hereto;

(b)         to the employees, consultants and advisors of Sublicensees and potential Sublicensees who have a need to know such Confidential Information for purposes of the Receiving Party or its Affiliates granting sublicenses under Intellectual Property Rights as permitted herein and who are bound by an obligation to maintain the confidentiality of the Disclosing Party’s Confidential Information to the same extent as if they were parties hereto;

(c)          to patent offices or Regulatory Authorities in order to seek or obtain Patent Rights or approval to conduct Clinical Trials, or to gain Regulatory Approval as provided herein; provided, that such disclosure may be made only to the extent reasonably necessary to seek or obtain such Patent Rights or approvals; and

(d)          if such disclosure is required by Law (including by rules or regulations of any securities exchange or NASDAQ) or to defend or prosecute litigation or arbitration; provided that prior to such disclosure, to the extent permitted by Law or such rules or regulations, the Receiving Party promptly notifies the Disclosing Party of such requirement and furnishes only that portion of the Disclosing Party’s Confidential Information that the Receiving Party is legally required to furnish.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

8.3           Publicity.  Neither Party shall have the right to make any public announcements or scientific publications with respect to this Agreement, nor publicly disclose the terms of this Agreement, without the prior written consent of the other Party, except as follows:

(a)         Each Party may disclose the terms of this Agreement to the extent such disclosure is required by Law (including by rules or regulations of any securities exchange or NASDAQ) or to defend or prosecute litigation or arbitration; provided, that, prior to such disclosure, to the extent permitted by Law or such rules or regulations, the disclosing Party promptly notifies the other Party of such requirement and the disclosing Party furnishes only those terms of this Agreement that the disclosing Party is legally required to furnish.

(b)         Each Party may make subsequent disclosures of information which has been previously disclosed in accordance with this Agreement.

(c)         Each Party may publicly file this Agreement with the United States Securities and Exchange Commission or any other relevant securities commission in any country, and shall request, and use commercially reasonable efforts to obtain confidential treatment of all terms permitted to be redacted; provided, that the redaction of such terms is permitted by the applicable rules and regulations of the United States Securities and Exchange Commission or any such securities commission.

(d)         GenVec may disclose this Agreement to [*] as required by the [*] License Agreement.

(e)         Novartis may disclose this Agreement to Novartis’ Affiliates and then-current and potential Third Party licensors and Sublicensees; provided, that such Persons are bound to maintain the confidentiality of this Agreement to the same extent as if they were parties hereto.

8.4           Privacy of Personal Information.

(a)         In the course of performance of this Agreement, GenVec may acquire the Personal Information of individuals from various sources and countries.  GenVec will, and will cause its Affiliates and agents to, process all Personal Information it acquires under or in connection with this Agreement in compliance with all applicable data protection laws, including the data protection laws of the European Union, European Economic Area, Switzerland, the United States and various localities therein.  The Parties acknowledge and agree that, with respect to such Personal Information, GenVec is not a Covered Entity or a Business Associate, as such terms are defined in the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereto (“HIPAA”).  GenVec acknowledges that the requirements under such data protection laws may exceed the requirements applicable to Confidential Information as defined or otherwise set forth in this Section 8, and in such cases, the data protection laws shall control.  Novartis may, on reasonable prior notice to GenVec, audit GenVec’s compliance with such data protection laws.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

 (b)       This Agreement contains the Personal Information of one or more individuals.  This Agreement, and the Personal Information contained herein, from time to time may be transferred to, stored or otherwise processed in the United States or other countries that have privacy and data protection laws that differ from, or are not as stringent as, those where the Agreement was executed or where the individual(s) resides.  The Personal Information disclosed in this Agreement will be used for the purposes of administration and enforcement of this Agreement and/or other actual or potential legal and business transactions involving the Parties.  Storage or processing of Personal Information disclosed in this Agreement may be electronic and/or off line.  Execution and delivery of this Agreement constitutes the representation by each Party to this Agreement that if required by the privacy laws applicable to such individuals, the individuals identified herein by such Party have been notified of and have consented to, the transfer, storage, and processing of such Personal Information, as described in this paragraph.

9.	INDEMNIFICATION

9.1           Indemnification by Novartis.

Novartis agrees to defend the GenVec Indemnitees, at Novartis’ cost and expense, and will indemnify and hold harmless the GenVec Indemnitees from and against any and all losses, costs, damages, fees or expenses (“Losses”) relating to or in connection with a Third Party claim arising out of (a) any actual or alleged death, personal bodily injury or damage to real or tangible personal property claimed to result, directly or indirectly, from the possession, use or consumption of, or treatment with, any Product, developed or commercialized by or on behalf of Novartis, its Affiliates or Sublicensees; or (b) any breach by Novartis of its representations or warranties made under this Agreement; provided, however, that the foregoing indemnity shall not apply to the extent that any such Losses (i) are attributable to the negligence or willful misconduct of the GenVec Indemnitees, or (ii) are otherwise subject to an obligation by GenVec to indemnify the Novartis Indemnitees under Section 9.2.  In the event of any such claim against any GenVec Indemnitee, GenVec shall promptly notify Novartis in writing of the claim; provided, however, that failure or delay to notify Novartis shall not relieve Novartis of any obligation or liability that it may have to any GenVec Indemnitee, except to the extent that such failure or delay adversely affected Novartis’ ability to defend or resolve such claim.  Novartis shall manage and control, at its sole expense, the defense of the claim and its settlement.  The relevant GenVec Indemnitees shall cooperate with Novartis and may, at such GenVec Indemnitees’ option and expense, be represented in any such action or proceeding.  Novartis shall not be liable for any settlements, litigation costs or expenses incurred by any GenVec Indemnitees without Novartis’ written authorization.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

9.2           Indemnification by GenVec.  GenVec agrees to defend the Novartis Indemnitees, at GenVec’s cost and expense, and will indemnify and hold harmless the Novartis Indemnitees from and against any and all Losses, relating to or in connection with a Third Party claim arising out of (a) any breach by GenVec of its representations or warranties made under this Agreement, or (b) any negligent act or omission or willful misconduct of any GenVec Indemnitees in performing GenVec’s obligations or exercising GenVec’s rights under this Agreement; provided, however, that the foregoing indemnity shall not apply to the extent that any such Losses are attributable to (i) the negligence or willful misconduct of the Novartis Indemnitees, or (ii) are otherwise subject to an obligation by Novartis to indemnify the GenVec Indemnitees under Section 9.1.  In the event of any such claim against any Novartis Indemnitee, Novartis shall promptly notify GenVec in writing of the claim; provided, however, that failure or delay to notify GenVec shall not relieve GenVec of any obligation or liability that it may have to any Novartis Indemnitee, except to the extent that such failure or delay adversely affected GenVec’s ability to defend or resolve such claim.  GenVec shall manage and control, at its sole expense, the defense of the claim and its settlement.  The relevant Novartis Indemnitees shall cooperate with GenVec and may, at such Novartis Indemnitees’ option and expense, be represented in any such action or proceeding.  GenVec shall not be liable for any settlements, litigation costs or expenses incurred by any Novartis Indemnitees without GenVec’s written authorization.

9.3           Allocation.  In the event a claim is based partially on an indemnified claim and partially on a non-indemnified claim or based partially on a claim indemnified by one Party and partially on a claim indemnified by the other Party, any payments in connection with such claims are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

10.	INSURANCE

Each Party shall use commercially reasonable efforts to maintain Third Party insurance and/or self-insurance, as applicable, with respect to its activities hereunder in amounts customary to such insurance and sufficient to meet its obligations under this Agreement, and shall claim upon such insurance policy according to such policy’s relevant terms and conditions before relying upon indemnification from the other Party.

11.	WARRANTIES AND COVENANTS

11.1         Mutual Warranties.  Each Party warrants that:

(a)        it is a corporation duly organized and in good standing under the Laws of the jurisdiction of its incorporation, and it has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement;

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(b)        it has the full right, power and authority to enter into this Agreement, to perform its obligations under this Agreement and to grant the rights and licenses granted by it under this Agreement;

(c)        as of the Effective Date, there are no existing or, to its knowledge, threatened actions, suits or claims pending with respect to the subject matter of this Agreement or its right to enter into and perform its obligations under this Agreement;

(d)        as of the Effective Date, it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(e)        this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof, subject to the general principles of equity and to bankruptcy, insolvency, moratorium and other similar Laws affecting the enforcement of creditors’ rights generally;

(f)         as of the Effective Date, all necessary consents, approvals and authorizations of all Regulatory Authorities and Governmental Authorities and other Persons required to be obtained by it in connection with the execution and delivery of this Agreement and the performance of its obligations under this Agreement have been obtained; and

(g)        the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with, or constitute a default under, any of its contractual obligations.

11.2         Additional GenVec Warranties.  GenVec warrants to Novartis that, as of the Effective Date:

(a)        GenVec has the right to grant to Novartis and its Affiliates the rights so granted hereunder under the GenVec IP, Research Collaboration IP and Joint IP.

(b)        To the knowledge of GenVec, the patents and patent applications encompassed within the GenVec Patent Rights, are, or, upon issuance, will be, valid and enforceable patents and no Third Party (i) is infringing any such patents as of the Effective Date or (ii) has challenged the extent, validity or enforceability of such patents (including by way of example through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign entity).

(c)        To the knowledge of GenVec the research, development, manufacture, use, sale, offer for sale, distribution, importation or exportation by Novartis (or its respective Affiliates) of Products does not and will not infringe any issued patent of any Third Party.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(d)        GenVec has heretofore disclosed to Novartis all material information relevant or relating to validity and enforceability of the GenVec IP.

(e)        To the knowledge of GenVec, GenVec has heretofore disclosed to Novartis all material information relevant or relating to validity and enforceability of the [*] Patent Rights.

(f)         GenVec has heretofore disclosed to Novartis all material information relating to an issue of possible infringement or misappropriation of Intellectual Property Rights of Third Parties with respect to Adenovectors, Atonal Vectors, Gene Fragments or Products.

(g)        Exhibit B contains a complete and correct list of all patents and patent applications owned by or otherwise Controlled by GenVec as of the Effective Date (and identifies the entity that owns and the entity that Controls each patent and patent application) relating to Adenovectors, Atonal Vectors, Gene Fragments and Products.

(h)        Except for the Intellectual Property Rights under the Prior License and [*] Patent Rights (which are indicated on Exhibit B) (i) GenVec is the sole legal and beneficial owner of all the GenVec IP, free of any lien, encumbrance, charge, security interest, mortgage or other similar restriction, and (ii) no Person (including any Affiliate of GenVec) has any right, interest or claim in or to, and neither GenVec nor any of its Affiliates has entered into any agreement granting any right, interest or claim in or to, any GenVec IP to any Third Party.

(i)         GenVec and its patent counsel have complied with all applicable Laws, including any disclosure requirements, in connection with the filing, prosecution and maintenance of the GenVec Patent Rights in the Territory.

(j)         With the exception of the [*] Patent Rights, the GenVec IP was not developed with funding from the United States government or any other Governmental Authority and no Governmental Authority has any rights in any GenVec IP.

(k)         Except with respect to the [*] Patent Rights, GenVec has obtained assignments from the disclosed and named inventors of all inventorship and ownership rights relating to the GenVec Patent Rights, all inventors are disclosed and named in the GenVec Patent Rights and all such assignments of inventorship rights relating to the GenVec Patent Rights are valid and enforceable. GenVec has paid all remuneration or other compensation required under applicable Law to inventors of the GenVec Patent Rights.

(l)         To the knowledge of GenVec, [*] has obtained assignments from the inventors of all inventorship and ownership rights relating to the [*] Patent Rights, all inventors are disclosed and named in the [*] Patent Rights and all such assignments of inventorship rights relating to the [*] Patent Rights are valid and enforceable.  To the knowledge of GenVec, [*] has paid all remuneration or other compensation required under applicable Law to inventors of the [*] Patent Rights.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(m)      None of the GenVec IP has been licensed or otherwise made available (including pursuant to any immunity from suit arrangement) to GenVec or any of its Affiliates from a Third Party.

(n)        GenVec has heretofore disclosed to Novartis all material correspondence and contact information between GenVec and the FDA and any other Regulator Authorities regarding Adenovectors, Atonal Vectors, Gene Fragments or Products.

(o)        GenVec has heretofore disclosed to Novartis all material information relating to safety known to it or its Affiliates with respect to Adenovectors, Atonal Vectors, Gene Fragments or Products.

(p)        There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of GenVec, threatened against GenVec, any of its Affiliates or any Third Party, in each case in connection with the GenVec IP, Adenovectors, Atonal Vectors, Gene Fragments or Products.

(q)        All GenVec employees, agents and consultants who will be involved in any aspect of the Research Collaboration or in providing support and expertise to Novartis or its Affiliates pursuant to Section 4.2 have executed agreements or have existing obligations under Law requiring assignment to GenVec of all inventions made during the course of and as the result of their association with GenVec.

11.3         Covenants of GenVec.  GenVec hereby covenants and agrees that:

(a)        GenVec shall not incur or permit to exist (and shall cause each of its Affiliates not to incur or permit to exist), with respect to any GenVec IP, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness).

(b)        GenVec shall fulfill its obligations under the [*] License Agreement to the extent such obligations have not been delegated to Novartis.

(c)        GenVec shall not enter into any subsequent agreement with [*] that modifies or amends the [*] License Agreement without Novartis’ prior written consent, and shall provide Novartis with a copy of all proposed modifications to or amendments of the [*] License Agreement.

(d)        GenVec shall not terminate the [*] License Agreement in whole or in part without Novartis’ prior written consent.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(e)        GenVec shall promptly furnish Novartis with copies of all communications GenVec receives from [*] that relate to (i) the [*] License Agreement, including any determination by [*] not to file, have filed, prosecute or maintain any [*] Patent Rights; or (ii) researching, developing, using, making, having made, marketing, offering to sell, selling, having sold, distributing, importing, exporting or otherwise commercializing Adenovectors, Atonal Vectors, Gene Fragments or Products in the Field in the Territory.

(f)         GenVec shall promptly furnish Novartis with copies of all reports and other communications that GenVec furnishes to [*] that relate to researching, developing, using, making, having made, marketing, offering to sell, selling, having sold, distributing, importing, exporting or otherwise commercializing Adenovectors, Atonal Vectors, Gene Fragments or Product in the Field in the Territory, and GenVec shall, to the extent permitted under the [*] License Agreement, allow Novartis to review and comment on such reports or before they are transmitted to [*].

(g)        GenVec shall, within two (2) Business Days after GenVec’s receipt thereof, furnish Novartis with copies of all notices received by GenVec relating to any alleged breach or default by GenVec under the [*] License Agreement.  GenVec shall determine within five (5) Business Days of its receipt of such notice from [*] if it can and/or will cure such alleged breach or default.  If GenVec determines that it cannot or will not cure such alleged breach or default, GenVec shall so notify Novartis within two (2) Business Days after such determination.  In such case, GenVec shall allow Novartis, in its sole discretion, to cure such alleged breach or default on behalf of GenVec, under the terms of the [*] License Agreement, and shall fully cooperate with Novartis to cure such alleged breach or default.

(h)        GenVec shall pay all remuneration or other compensation required under applicable Law to all inventors of Research Collaboration IP and Joint IP who are employees, agents or consultants of GenVec.

11.4         No Debarment. GenVec certifies that neither it, nor any of its employees nor agents, have ever been, are currently, or are the subject of a proceeding that would reasonably be expected to lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual.  GenVec certifies that if, during the Term, it, or any of its employees or agents, become or are the subject of a proceeding that would reasonably be expected to lead to a person becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual, GenVec shall immediately notify Novartis in writing.  For purposes of this provision, the following definitions shall apply:

(a)        A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug or biological product application.

(b)        A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(c)         An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in Federal health care programs (as defined in 43 U.S.C. §1320a-7b(f)(1)), such as Medicare or Medicaid, by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

(d)         A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense described in 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible as described in clauses (a), (b) or (c) of this provision.

11.5           Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SECTION 11, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF PATENT CLAIMS.  NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT EITHER PARTY WILL BE SUCCESSFUL IN OBTAINING ANY PATENT RIGHTS, THAT ANY PATENTS WILL ISSUE BASED ON A PENDING APPLICATION.

12.	LIMITATION OF LIABILITY

UNLESS RESULTING FROM A PARTY’S WILLFUL MISCONDUCT OR FROM A PARTY’S BREACH OF SECTION 8, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT DAMAGES, OR FOR LOSS OF PROFITS, LOSS OF DATA, LOSS OF REVENUE, OR LOSS OF USE DAMAGES, ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTHING IN THIS SECTION 12 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT.

13.	TERMINATION

13.1           Term.  This Agreement becomes effective as of the Effective Date and shall continue until the earlier of (a) the termination of this Agreement in accordance with Section 13.2 or (b) following the First Commercial Sale of any Product, the expiration of the last-to-expire of all Royalty Terms with respect to all Products (the “Term”).

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

13.2           Termination

(a)         Termination For Convenience.  Novartis shall have the right to terminate this Agreement for convenience upon sixty (60) days prior written notice to GenVec.

(b)         Termination For Material Breach.  If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) is in material breach of this Agreement (including any material breach of a representation or warranty made in this Agreement), then the Non-Breaching Party may deliver notice of such breach to the Breaching Party.  If the Breaching Party fails to cure such breach within the [*] period after the Breaching Party’s receipt of such notice, the Non-Breaching Party may terminate this Agreement in its entirety upon written notice to the Breaching Party.

(c)         Partial Termination For Material Breach.  If GenVec is in material breach of this Agreement (including any material breach of a representation or warranty made in this Agreement), then Novartis may deliver notice of such breach to GenVec.  If GenVec fails to cure such breach within the [*] period after GenVec’s receipt of such notice, Novartis may (in lieu of its right to terminate the entire Agreement under Section 13.2(b)) terminate any or all of Sections 3, 4.1, 4.2, 5.2 and 5.3 of this Agreement upon written notice to GenVec.

13.3           Effects Of Termination.

(a)          Upon termination of this Agreement by Novartis pursuant to Section 13.2(a) or by either Party pursuant to Section 13.2(b) all licenses granted by GenVec to Novartis hereunder shall terminate; provided that should Novartis or any of its Affiliates or Sublicensees have any inventory of any Products, each of them shall have eighteen (18) months thereafter in which to dispose of such inventory (subject to the obligation to pay to GenVec any amounts due GenVec hereunder thereon).

(b)         Upon termination of one or more Sections of this Agreement by Novartis pursuant to Section 13.2(c), any amounts payable by Novartis to GenVec pursuant to Section 6.2 and Section 6.3 shall be reduced to [*] of the amount that would otherwise have been payable under the terms of the Agreement during its term, but the other terms of this Agreement which have not been so terminated shall remain in full force and effect.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(c)         In addition, upon termination of this Agreement by Novartis pursuant to Section 13.2(a) or by GenVec pursuant to Section 13.2(b), then GenVec shall have the option, with respect to all Product(s), to assume worldwide responsibility for development and commercialization of such Product(s), including regulation, manufacturing, distribution, marketing and sales activities for such Product(s).  GenVec may exercise such option for each such Product by providing written notice to Novartis within [*] after the termination of this Agreement by Novartis pursuant to Section 13.2(a) or by GenVec pursuant to Section 13.2(b), as the case may be.  If GenVec exercises its option with respect to one or more such Product(s), then Novartis shall grant to GenVec (i) an exclusive, royalty-bearing, sublicenseable (in accordance with Section 2.1(b), with changes mutatis mutandis), non-transferable (except in accordance with Section 14.1) license, under the Joint IP and Research Collaboration IP necessary to research, develop, use, make, have made, market, offer to sell, sell, have sold, distribute, import, export and otherwise commercialize such Product(s) in the Field in the Territory, and (ii) a non-exclusive, royalty-bearing, sublicenseable (in accordance with Section 2.1(b), with changes mutatis mutandis), non-transferable (except in accordance with Section 14.1) license, under the Intellectual Property Rights Controlled by Novartis and its Affiliates, as necessary to research, develop, use, make, have made, market, offer to sell, sell, have sold, distribute, import, export and otherwise commercialize such Product(s) in the First Indication in the Territory.  GenVec shall pay to Novartis consideration for the rights to develop and commercialize such Product(s) and for the licenses granted in the preceding sentence.  Such consideration shall be negotiated in good faith by the Parties at the time of such option exercise, and shall consist, at a minimum, of [*].

(d)          The following provisions shall survive the expiration or termination of this Agreement:  Sections 1, 4.3, 6.5, 6.6, 6.7, 6.8, 7.1, 8, 9, 12, 13.2(c) and 14, and, with respect to Joint IP and Research Collaboration IP, 7.2(a)(i) and 7.2(a)(ii)(A).

(e)          Upon the expiration of all applicable Royalty Terms with respect to a Product and a country, Novartis and its Affiliates shall have a fully paid-up, non-exclusive, perpetual license to use the GenVec IP to research, develop, use, make, have made, market, offer to sell, sell, have sold, distribute, import, export or otherwise commercialize such Product in the Field in such country.

(f)         Expiration or termination of this Agreement shall not relieve the Parties of any obligation which has accrued prior to such expiration or termination.  Termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages and/or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

14.	MISCELLANEOUS

14.1           Assignment.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by a Party without the prior written consent of the other Party, except (a) Novartis may assign this Agreement, in whole or in part, to an Affiliate of Novartis; and (b) each Party may assign this Agreement, in whole, to a Person that acquires, by merger, sale of assets or otherwise, all or substantially all of the business of the assigning Party to which the subject matter of this Agreement relates.  Any assignment not in accordance with the foregoing shall be void.  This Agreement shall be binding upon, and shall inure to the benefit of, all permitted successors and assigns.  Each Party agrees that, notwithstanding any provisions of this Agreement to the contrary, in the event that this Agreement is assigned by a Party in connection with the sale or transfer of all or substantially all of the business of such Party to which the subject matter of this Agreement relates, such assignment shall not provide the non-assigning Party with rights or access to the Intellectual Property Rights of the acquirer of such assigning Party.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

14.2           Force Majeure.  Neither Party will be held liable or responsible to the other Party nor be deemed to have breached this Agreement for failure or delay in fulfilling or performing any provision of this Agreement when such failure or delay results from causes beyond the reasonable control of the affected Party, which may include embargoes, acts of war (whether declared or not), insurrections, riots, civil commotions, acts of terrorism, strikes, lockouts or other labor disturbances, or acts of God.  The affected Party will notify the other Party of such force majeure circumstances as soon as reasonably practical (including its best estimate of the likely extent and duration of the interference with its activities), and will make every reasonable effort to mitigate the effects of such force majeure circumstances and to resume performance of its obligations hereunder.

14.3           Notices.

Notices to Novartis shall be addressed to:

  Novartis Institutes for BioMedical Research, Inc.
  250 Massachusetts Avenue
  Cambridge, MA 02139
  USA
  Attention: General Counsel
  Fax:  (617) 871-3349

Notices to GenVec shall be addressed to:

  65 West Watkins Mill Road
  Gaithersburg, MD 20878
  USA
  Attention:  President
  Fax: (240) 632-0735

With a copy to:

  McDermott Will & Emery LLP
  600 Thirteenth Street, NW
  Washington, DC 20005
  USA
  Attention:  Robert Nicholas and Thomas Repke
  Fax:  (202) 756-8087

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Any Party may change its address by giving notice to the other Party in the manner provided in this Section 14.3.  Any notice required or provided for by the terms of this Agreement shall be in writing, in the English language, and shall be (a) sent by certified or registered mail, return receipt requested, postage prepaid, (b) sent via an internationally recognized overnight courier service, (c) sent by facsimile transmission, or (d) delivered by hand.  The effective date of the notice shall be the actual date of receipt by the receiving Party.

14.4           Corporate Citizenship. Novartis gives preference to Third Parties who share Novartis’ societal and environmental values, as set forth in the Novartis Policy on Corporate Citizenship and Novartis Corporate Citizenship Guideline #5, both of which are attached as Exhibit H and incorporated herein by reference.  Accordingly, GenVec represents and warrants that this Agreement will be performed in material compliance with all applicable laws and regulations, including laws and regulations relating to health, safety and the environment, fair labor practices and unlawful discrimination.

14.5           Relationship of the Parties.  The Parties shall be deemed independent contractors for all purposes hereunder.  This Agreement does not constitute a partnership, joint venture or agency between the Parties.  Neither Party is an agent of the other Party and has no authority to represent the other Party as to any matters.

14.6           Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, other than any principle of conflict or choice of laws that would cause the application of the Laws of any other jurisdiction; provided, that matters of intellectual property law concerning the existence, validity, ownership, infringement or enforcement of intellectual property shall be determined in accordance with the national intellectual property Laws relevant to the intellectual property in question.

14.7           Dispute Resolution.  Matters before the JSC shall be governed by the process specified in Section 3.5.  Any controversy, claim or dispute arising out of or relating to this Agreement that is not subject to Section 3.5, shall be settled, if possible, through good faith negotiations between the Parties.  All negotiations pursuant to this Section 14.7 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.  If the Parties are unable to settle the dispute within twenty (20) days after commencement of good faith negotiations pursuant to this Section 14.7, then each Party reserves its right to any and all remedies available under law or equity with respect to the dispute; provided that any Party may seek immediate injunctive or other interim relief from any court of competent jurisdiction as necessary to enforce the provisions of Section 8 and to enforce and prevent infringement or misappropriation of the Patent Rights, Know-How or Confidential Information Controlled by such Party

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

14.8           Consent to Jurisdiction.  Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of the this Agreement.  Each Party agrees to commence any such action, suit or proceeding in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County.  Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 14.3 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 14.8. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

14.10         Severability.  If, under applicable Law, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (“Severed Clause”), the Parties mutually agree that this Agreement shall endure except for the Severed Clause.  The Parties shall consult and use commercially reasonable efforts to agree upon a valid and enforceable provision that best accomplishes the original intentions of the Parties.  Notwithstanding the foregoing, in the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded such that the objectives contemplated by the Parties when entering into this Agreement may be realized, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

14.11         Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter herein and supersedes all previous agreements (including the Prior Confidentiality Agreement), whether written or oral, with respect to such subject matter.  The Parties hereby also reference the Common Stock Purchase Agreement.

14.12         Amendment and Waiver.  This Agreement may not be amended, nor any rights hereunder waived, except in a writing signed by the properly authorized representatives of each Party.

14.13         No Implied Waivers.  The waiver by a Party of a breach of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a Party to exercise or avail itself of any right that it has or may have hereunder operate as a waiver of any right by such Party.

14.14         Execution In Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

[Remainder of Page Intentionally Left Blank]

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

IN WITNESS WHEREOF, the Parties hereto have set their hand as of the date first above written.

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.

By:
Name:
Title:

GENVEC, INC.

By:
Name:
Title:

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

EXHIBIT A

ADENOVECTORS

[*]

[*]
[*]
[*]
[*]
[*]
[*]

[*]

[*]
[*]
[*]

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

EXHIBIT B

GENVEC PATENT RIGHTS

Technology Group	Application	Filing Date	Descriptive/Short Title or Identifier	Publication/Patent
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Technology Group	Application	Filing Date	Descriptive/Short Title or Identifier	Publication/Patent
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Technology Group	Application	Filing Date	Descriptive/Short Title or Identifier	Publication/Patent
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

EXHIBIT C

RESEARCH COLLABORATION PLAN

[*]

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

EXHIBIT D

GLOBAL LABORATORY NOTEBOOK GUIDELINES

[*]

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

EXHIBIT E

TECHNOLOGY TRANSFER

a.	[*]

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

EXHIBIT F

FORM OF INVOICE

Company Name	INVOICE
Street Address	DATE: Month Day, Year
City, State ZIP Code	INVOICE #: XX
Phone 1xxxxxx	NOVARTIS PO#: XXXXXXXX
Fax 1xxxxxx

Bill To:

Novartis Institutes for Biomedical Research
Attn: Novartis Contact Name
PO Box 5990
Portland OR, 97228-5990

Upfront/Milestone/Royalty or any other payment debit in reference to Research Collaboration and License Agreement between GenVec, Inc. and Novartis Institutes for BioMedical Research, Inc. effective as of (date).

PO Line Number	DESCRIPTION	AMOUNT

1	Upfront payment with reference made to the relevant section of the contract	$	XX.XX

2	Detailed description of milestone payment and achievement with reference made to the relevant section of the contract	$	XX.XX

	TOTAL	$	XX.XX

Remit to:
Bank Wire Information:
Bank Name:	XX
Account No.:	XX
ABA#:	XX (only applicable in the US)
IBAN:	XX (only applicable in Europe)
SWIFT CODE:	XX (applicable US and Europe)

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

EXHIBIT G
GENVEC IN-LICENSE AGREEMENTS

[*]

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

EXHIBIT H

NOVARTIS POLICY ON CORPORATE CITIZENSHIP AND
NOVARTIS CORPORATE CITIZENSHIP GUIDELINE #5

[See attached]